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                                                                   EXHIBIT 10.55

                                                                  April 10, 1996
PRIVATE AND CONFIDENTIAL
Champion Healthcare Corporation
515 W. Greens Road
Suite 800
Houston, TX 77067

Attention: Charles R. Miller
Gentlemen:

    This letter agreement (the "Agreement") confirms our understanding that Champion Healthcare Corporation (which together with its subsidiaries and affiliates is hereinafter referred to as the "Company") has engaged Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its exclusive financial advisor for a period of six months commencing upon your acceptance of this Agreement, with respect to the sale, merger, consolidation or any other business combination, in one or a series of transactions, involving substantially all of the business, securities or assets of the Company, including a business combination in which the Company is the surviving entity (each a "Transaction").

    As discussed, we propose to undertake certain services on your behalf including to the extent requested by you: (i) assisting you in preparing an offering memorandum, describing the Company, its operations, its historical performance and its future prospects; (ii) identifying and contacting selected qualified acquirors acceptable to you; (iii) arranging for potential acquirors to conduct business investigations; (iv) advising on a proposed purchase price and form of consideration; (v) negotiating the financial aspects of any proposed Transaction under your guidance; and (vi) delivering a written opinion to the Board of Directors of the Company, if requested, as to the fairness from a financial point of view of the consideration to be received by the Company's stockholders in any proposed Transaction. The scope, form and substance of the opinion shall be such as DLJ considers appropriate and, in the case of a stock-for-stock merger, may be an opinion as to the fairness from a financial point of view of the ratio to be applied for the exchange of common shares in the merger.

    As compensation for the services to be provided by DLJ hereunder, the Company agrees (i) to pay to DLJ (a) a fee of $500,000 at the time DLJ delivers to the Board of Directors of the Company DLJ's written opinion referred to in clause (vi) of the preceding paragraph, (b) except for the first update of the opinion referred to in the preceding clause, an additional fee of $50,000 for each additional or updated opinion delivered by DLJ with respect to a Transaction, and (c) a cash "Success Fee" of $3,500,000, payable in cash promptly upon consummation of a Transaction, less the opinion fees in (a) and
(b) above, if previously paid; and (ii) upon request by DLJ from time to time, to reimburse DLJ promptly for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ in connection with its engagement hereunder, whether or not a Transaction is consummated. DLJ will not seek reimbursement for more than $100,000 of its out-of-pocket expenses without the prior approval of the Company, whose consent shall not be unreasonably withheld. As DLJ will be acting on your behalf, the Company agrees to the indemnification and other obligations set forth in Schedule I attached hereto, which Schedule is an integral part hereof.

    For purposes of this Agreement, a Transaction shall be deemed to have been consummated upon the earliest of any of the following events to occur; (a) the acquisition of a majority of the outstanding common stock of the Company calculated on a fully-diluted basis; (b) a merger or consolidation of the Company with another person; (c) the acquisition by another person of assets of the Company representing a majority of the Company's book value; or (d) in the case of any other Transaction, the consummation thereof.

    In connection with any debt or equity financing (other than bank financing) by the Company (i) the proceeds of which are used to finance all or a portion of the Transaction or (ii) which is effected at any time within nine months following consummation of the Transaction, DLJ shall have the right but not the obligation to act, as sole private placement agent or lead managing underwriter to the
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Charles R. Miller
Champion Healthcare Corporation                                   April 10, 1996
Page 2
Company, provided that the fees of DLJ for such services shall be competitive with those customarily charged by DLJ and other investment bankers in similar transactions. In connection with such financings, the Company shall take such action as is necessary or desirable to facilitate the public or private sale of such securities, including the preparation of any documents required to be filed with the Securities and Exchange Commission and shall enter into a private placement agreement or underwriting agreement with DLJ which shall contain normal and customary provisions for such agreements in which DLJ acts as placement agent or managing underwriter, as the case may be.

    The Company shall make available to DLJ all financial and other information concerning its business and operations which DLJ reasonably requests as well as any other information relating to any Transaction prepared by the Company or any of its other advisors. In performing its services hereunder (including, without limitation, in giving an opinion of the type referred to in the second paragraph hereof), DLJ shall be entitled to rely without investigation upon all information that is available from public sources as well as all other information supplied to it by or on behalf of the Company or its advisors and shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same or to conduct any appraisal of assets. To the extent consistent with legal requirements, all information given to DLJ by the Company, unless publicly available or otherwise available to DLJ without restriction or breach of any confidentiality agreement, will be held by DLJ in confidence and will not be disclosed to anyone other than DLJ's agents and advisors without the Company's prior approval or used for any purpose other than those referred to in this Agreement.

    Any opinion requested by the Company and any advice, written or oral, provided by DLJ pursuant to this Agreement will be treated by the Company as confidential, will be solely for the information and assistance of the Company in connection with its consideration of a transaction of the type referred to in the first paragraph of this Agreement and will not be used, circulated, quoted or otherwise referred to for any other purpose, nor will it be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case with our prior written consent. We understand that our opinion may be reproduced in full in any proxy statement mailed to shareholders of the Company, and we agree to provide our written consent to such use; provided that we are afforded a reasonable opportunity to review and influence those portions of any such proxy statement that include or refer to our opinion otherwise refer to DLJ.

    In order to coordinate our efforts with respect to a possible Transaction satisfactory to the Company, during the period of our engagement hereunder neither the Company no any representative thereof (other than DLJ) will initiate discussions regarding a Transaction except through DLJ. In the event the Company or its management receives an inquiry regarding a Transaction, it will promptly advise DLJ of such inquiry in order that we may evaluate such prospective purchaser and its interest and assist the Company in any resulting negotiations.

    This Agreement may be terminated by either the Company or DLJ upon receipt of written notice to that effect by the other party. Upon any termination or expiration of this Agreement, DLJ will be entitled to prompt payment of all fees due prior to such termination or expiration and reimbursement of all out-of-pocket expenses as described above. The indemnity and other provisions contained in Schedule I will also remain operative and in full force and effect regardless of any termination or expiration of this Agreement. In addition, if at any time prior to twelve months after the execution of this Agreement a Transaction is consummated, DLJ will be entitled to payment in full of the Success Fee and, if the Transaction is consummated with Paracelsus Healthcare Corporation or any of its affiliates, DLJ will also be entitled to its rights under the fifth paragraph of this Agreement.

    It is understood that if the Company completes a transaction in lieu of any Transactions for which DLJ is entitled to compensation pursuant to this Agreement, DLJ and the Company will in good faith mutually agree upon acceptable compensation for DLJ taking into account, among other things, the results obtained and the custom and practice of investment bankers acting in similar transactions.
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Charles R. Miller
Champion Healthcare Corporation                                   April 10, 1996
Page 3

    The Company further agrees that it will not enter into any transaction referred to in either of the two preceding paragraphs unless, prior to or simultaneously with such transaction, adequate provision is made with respect to the payment of compensation to DLJ as contemplated by such paragraph.

    Please note that DLJ is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of our trading and brokerage activities, DLJ or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or on the accounts of customers, in debt or equity securities of the Company or other entities that may be involved in the Transaction. We recognize our responsibility for compliance with Federal laws in connection with any such activities.

    The Company acknowledges and agrees that DLJ has been retained solely to provide the advice or services set forth in this Agreement. DLJ shall act as an independent contractor, and any duties of DLJ arising out of its engagement hereunder shall be owed solely to the Company.

    This Agreement shall be binding upon and inure to the benefit of the Company, DLJ, each Indemnified Person (as defined in Schedule I hereto) and their respective successors and assigns.

    This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York.

    The Company irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this letter (including
Schedule I hereto). The Company hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to the Company attention Chief Financial Officer, with a copy to Vice President -- Legal, shall be effective service of process for any action, suit or proceeding brought in any such court. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company any may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon such judgment.

    If any term, provisions, covenant or restriction contained in this Agreement, including Schedule I, is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
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Charles R. Miller
Champion Healthcare Corporation                                   April 10, 1996
Page 4

    After reviewing this Agreement, please confirm that the foregoing is in accordance with your understanding by signing and returning to me the duplicate of this letter attached hereto, whereupon it shall be our binding Agreement.

                                          Very truly yours,
                                          DONALDSON, LUFKIN & JENRETTE
                                           SECURITIES CORPORATION
                                          By: /s/ W. PATRICK MCMULLAN, III

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                                              W. Patrick McMullan, III
                                             Managing Director

Accepted and agreed to
this 11th day of April, 1996

Champion Healthcare Corporation
By: /s/ JAMES G. VANDEVENDER
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    James G. VanDevender
    EVP/CFO